UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-2

ARCADIA BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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202 Cousteau Place, Suite 105

Davis, CA 95618

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Wednesday, June 6, 2018

Dear Stockholders of Arcadia Biosciences, Inc.:

We are pleased to invite you to attend our 2018 Annual Meeting of Stockholders to be held on Wednesday, June 6, 2018 at 1:00 p.m. Pacific Time at the Hyatt Regency, 1333 Bayshore Highway, Burlingame, California 94010 (the “Annual Meeting ”). At the Annual Meeting, we will ask you to consider the following proposals:

•	To elect two (2) Class III directors;
•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2018; and
•	To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our board of directors has fixed the close of business on May 3, 2018 as the record date for the Annual Meeting. Stockholders of record as of May 3, 2018 may vote at the Annual Meeting or any postponements or adjournments of the meeting. This notice of annual meeting, proxy statement, and form of proxy are being made available on or about May 23, 2018.

Your vote is important. Whether or not you plan to attend the meeting in person, we would like for your shares to be represented. Please vote as soon as possible via the Internet, telephone, or mail.

Sincerely,

/s/MATTHEW T. PLAVAN

Matthew T. Plavan

Chief Financial Officer & Corporate

Secretary

Davis, California

May 17, 2018

Whether or not you expect to participate in the Annual Meeting, please vote via the Internet, by phone, or complete, date, sign and promptly return the accompanying proxy card or voting instruction card in the enclosed postage-paid envelope so that your shares may be represented at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting To Be Held on June 6, 2018: This Proxy Statement, along with the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, is available at the following website: www.proxyvote.com .

PROXY STATEMENT

2017 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Wednesday, June 6, 2018

i

ARCADIA BIOSCIENCES, INC.

PROXY STATEMENT

FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 1:00 p.m. Pacific Time on Wednesday, June 6, 2018

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors (the “board” or “board of directors”) for use at the 2018 annual meeting of stockholders of Arcadia Biosciences, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, June 6, 2018 at 1:00 p.m. Pacific Time at the Hyatt Regency, 1333 Bayshore Highway, Burlingame, California 94010. References in this Proxy Statement to “we,” “us,” “our,” “the Company” or “Arcadia” refer to Arcadia Biosciences, Inc.

This Proxy Statement, along with the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 is first being mailed on or about May 23, 2018 to all stockholders entitled to vote at the Annual Meeting.

THE INFORMATION PROVIDED IN THE “QUESTION AND ANSWER” FORMAT

BELOW IS FOR YOUR CONVENIENCE ONLY AND IS MERELY A SUMMARY OF

THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD

READ THIS ENTIRE PROXY STATEMENT CAREFULLY.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Q:	What is included in the proxy materials?
A:

The proxy materials include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on March 20, 2018 (the “Annual Report”). These materials were first made available to you via the Internet on or about May 23, 2018. Our principal executive offices are located at 202 Cousteau Place, Suite 105, Davis, CA 95618, and our telephone number is (530) 756-7077. We maintain a website at www.arcadiabio.com. The information on our website is not a part of this Proxy Statement.

Q:	What items will be voted on at the Annual Meeting?
A:	Stockholders will vote on the following items at the Annual Meeting:
•	to elect Lilian Shackelford Murray and Amy Yoder as Class III directors;
•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2018; and
•	to transact such other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.
Q:	How does the board of directors recommend I vote on these proposals?
A:	The Board recommends a vote:
•	FOR the election of Lilian Shackelford Murray and Amy Yoder as Class III directors;
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2018.
Q:	Who may vote at the Annual Meeting?
A:

Stockholders of record as of the close of business on May 3, 2018 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of the Record Date, there were 2,610,385 shares of Arcadia’s common stock issued and outstanding, held by 41 holders of record. Each share of Arcadia’s common stock is entitled to one (1) vote on each matter.

Q:	What is the voting requirement to approve each of the proposals?
A:

Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. “Plurality” means that the nominees who receive the largest number of votes cast “for” are elected as directors.

Accordingly, the two nominees receiving the highest number of affirmative votes will be elected as Class III directors to serve until the 2021 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. Abstentions and broker non-votes will have no effect on the outcome of the vote.

The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on such proposal. Abstentions are treated as shares present and entitled to vote for purposes of such proposal and, therefore, will have the same effect as a vote “against” the proposal. Broker non-votes will not count as votes cast for purposes of this proposal.

A summary of the voting provisions, provided a valid quorum is present or represented at the Annual Meeting, for the matters described in “What items will be voted on at the Annual Meeting?” is as follows:

Proposal No.	Vote	Board Voting Recommendation	Routine or Non-Routine	Discretionary Voting by Broker Permitted?	Vote Required for Approval	Impact of Abstentions	Impact of Broker Non-votes (Uninstructed Shares)
1	Election of director nominees	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you.	No	Plurality	No impact	No impact
2	Ratification of independent registered public accounting firm	FOR	Routine, thus if you hold your shares in street name, your broker may vote your shares for you absent any other instructions from you.	Yes	Majority of shares present or represented by proxy and entitled to vote	Has the same effect as a vote against	Broker has the discretion to vote

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?
A:

At the Annual Meeting, the presence in person or by proxy of a majority of the aggregate voting power of the stock issued and outstanding and entitled to vote at the Annual Meeting is required for the Annual Meeting to proceed. If you have returned valid proxy instructions or attend the Annual Meeting in person, your shares of Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Q:	If I am a stockholder of record, how do I vote?
A:	If you are a stockholder of record, there are four ways to vote:
•	In person. You may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.
•	Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.
•	By Telephone . You may vote by proxy by calling the toll-free number found on the proxy card.
•	By Mail . You may vote by proxy by filling out the proxy card and returning it in the envelope provided. If you vote by mail, your proxy card must be received by June 5, 2018.

Please note that the Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on June 5, 2018.

Q:	If I am a beneficial owner of shares held in street name, how do I vote?
A:

If you are a beneficial owner of shares held in street name, you should have received from your broker, bank, trustee or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a “vote instruction form” sent by the broker, bank, trustee or other nominee. Please follow their instructions carefully. Street name stockholders generally may vote by one of the following methods:

•

In person . If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy to you by your broker, bank, trustee, or other nominee.

•	Via the Internet . You may vote by proxy via the Internet by following the instruction form provided to you by your broker, bank, trustee, or other nominee.
•	By Telephone . You may vote by proxy by calling the toll-free number found on the vote instruction form provided to you by your broker, bank, trustee, or other nominee.
•	By Mail . You may vote by proxy by filling out the vote instruction form and returning it in the envelope provided to you by your broker, bank, trustee, or other nominee.
Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
A:

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered the stockholder of record with respect to those shares, and the Notice or these proxy materials were sent directly to you by Arcadia.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the Notice or these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
A:

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors which is a “non-routine” matter, absent direction from you, resulting in broker non-votes.

Q:	Can I change my vote or revoke my proxy?
A:	You may change your vote or revoke your proxy at any time prior to the taking of the vote at the Annual Meeting.

If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to Arcadia’s Corporate Secretary at Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618 prior to your shares being voted, or (3) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the Annual Meeting.

For shares you hold beneficially in street name, you generally may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:	Can I attend the meeting in person?
A:

You are invited to attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of May 3, 2018, the Record Date. In order to enter the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport. If you hold your shares beneficially in street name, you will need to provide proof of stock ownership as of the Record Date. Please note that since a street name stockholder is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy.

Q:	If I submit a proxy, how will it be voted?
A:

When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”

Q:	How are proxies solicited for the Annual Meeting?
A:

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We may, on request, reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Q:	What should I do if I get more than one proxy or voting instruction card?
A:

Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials and multiple Notices, proxy cards, or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials or one Notice. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our Annual Meeting to ensure that all of your shares are counted.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
A:

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

Brokers with account holders who are Arcadia stockholders may be householding our proxy materials. A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or Arcadia that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618 or (3) contact our Investor Relations department by email at ir@arcadiabio.com or by telephone at (530) 750-7191. Stockholders who receive multiple copies of the proxy statement or annual report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report and Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Q:	What if I have questions about my shares or need to change my mailing address?
A:

You may contact our transfer agent, AST, by telephone at (800) 937-5449 (U.S.) or (718) 921-8124 (outside the U.S.), or by email at help@astfinancial.com, if you have questions about your Arcadia shares or need to change your mailing address.

Q:	Who will serve as inspector of elections?
A:

Matthew T. Plavan, the company’s chief financial officer, will serve as inspector of elections at the Annual Meeting. Broadridge Financial Solutions, Inc will assist the inspector of elections by tabulating the votes.

Q:	Where can I find the voting results of the Annual Meeting?
A:

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.

Q:	What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?
A:

Stockholder Proposals: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to Arcadia’s Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2019 Annual Meeting of Stockholders, the Corporate Secretary of Arcadia must receive the written proposal at our principal executive offices no later than December 26, 2018. If we hold our 2019 Annual Meeting of Stockholders more than 30 days before or after June 6, 2019 (the one-year anniversary date of the 2018 Annual Meeting of Stockholders), we will disclose the new deadline by which stockholders proposals must be received in a press release or under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or a Current Report on Form 8-K. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Proposals should be addressed to:

Arcadia Biosciences, Inc.

Attn: Corporate Secretary

202 Cousteau Place, Suite 105

Davis, CA 95618

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) pursuant to our proxy materials with respect to such meeting, (2) by or at the direction of our board of directors, or (3) by a stockholder (i) who is a stockholder of record at the time the stockholder provides proper written notice of the proposal which the stockholder seeks to present at our annual meeting and (ii) who has timely complied in proper written form with the notice procedures set forth in our bylaws. In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to our bylaws and applicable law. To be timely for our 2019 Annual Meeting of Stockholders, the Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than the close of business on February 8, 2019, and
•	not later than the close of business on March 10, 2019.

If we hold our 2019 Annual Meeting of Stockholders more than 30 days before or after June 6, 2019 (the one-year anniversary date of the 2018 Annual Meeting of Stockholders), then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received by the Corporate Secretary at our principal executive offices not later than the close of business on the later of:

•	the 90th day prior to such annual meeting, and
•	the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder who has notified us of his, her, or its intention to present a proposal at an annual meeting does not appear to present his, her, or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

To be in proper written form, a stockholder’s notice to the Corporate Secretary shall set forth:

(A)

As to each matter of business the stockholder intends to bring before the annual meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made,

(B)

As to the stockholder giving notice and the beneficial owner, if any, on whose behalf the business is proposed (each, a “party”), (1) the name and address of each such party; (2) the class, series and number of shares of capital stock of the Company which are owned, directly or indirectly, beneficially and of record by each such party, (3) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (4) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Company, (5) any short interest in any security of the Company held by each such party (a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (6) any rights to dividends on the shares of the Company owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Company, (7) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (8) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for determining the stockholders entitled to notice of the meeting and/or to vote at the meeting to disclose such ownership as of such record date) (these preceding eight requirements, collectively referred to as the “Notice Requirements”).

Nomination of Director Candidates : A stockholder that wants to recommend a candidate for election to the Board should direct the recommendation in writing by letter to the Company, attention of the Corporate Secretary, at 202 Cousteau Place, Suite 105, Davis, CA 95618. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and the Company, and evidence of the recommending stockholder’s ownership of Company stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for Board membership.

In addition, our bylaws permit eligible stockholders to nominate directors for election at an annual meeting of stockholders. To be eligible, a stockholder must be a stockholder of record at the time the stockholder provides proper written notice of the proposed nomination. Nominations by eligible stockholders must also be in proper written form in compliance with our bylaws as summarized below. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

To be in proper written form, a stockholder’s notice to the Corporate Secretary shall set forth:

(A)

As to each person whom the stockholder proposes to nominate for election or re-election as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, and (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

(B)	As to each party on whose behalf the nomination is made, the Notice Requirements as described on pages 6 and 7 of this Proxy Statement.

Availability of Bylaws : A copy of our bylaws is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.” You may also contact the Corporate Secretary at the address given above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. The bylaws, and not the foregoing summary, together with applicable law, control stockholder actions and nominations relating to our annual meetings.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Executive Officers and Directors

The following table sets forth the names, ages and positions of our executive officers, directors, and director nominees (ages as of May 3, 2018):

Name	Age	Position
Rajendra Ketkar	64	President, Chief Executive Officer, and Director
Matthew T. Plavan	54	Chief Financial Officer
Sarah Reiter	46	Chief Commercial Officer
Zhongjin Lu, Ph.D.	52	Vice President of Product Development
Kevin Comcowich	49	Chair of the Board of Directors
Albert D. Bolles, Ph.D.	60	Director
Uday Garg	39	Director
Eric J. Rey	62	Director
Gregory D. Waller	68	Director
Amy Yoder	51	Director
Lilian Shackelford Murray	59	Director nominee

Executive Officers

Rajendra Ketkar has served as our president and chief executive officer since May 2016. He brings nearly 35 years of agriculture and agricultural biotechnology business experience in the U.S. and internationally, including more than 30 years in a variety of business, operations, and strategy roles for Monsanto Company. His positions included managing director of the Mahyco-Monsanto Biotech joint venture in India and director of biotechnology strategy. Mr. Ketkar holds a master’s degree in chemical engineering from Oklahoma State University and a Master of Business Administration from the University of New Orleans.

Matthew T. Plavan has served as our chief financial officer since September 2016. He brings nearly 30 years of financial and executive leadership experience in biotech, healthcare and high technology sectors. Prior to joining Arcadia, Mr. Plavan served as CFO, COO and CEO of Cesca Therapeutics, Inc., and CFO of Strion Air, Inc. and Reason, Inc. He also held executive finance positions with McKesson Corporation and audit and advisory management positions with Ernst & Young. Mr. Plavan is a certified public accountant and earned a bachelor’s degree in business economics from the University of California, Santa Barbara.

Sarah Reiter joined the Company as our chief commercial officer in March 2018. She has over 20 years of experience in agriculture with a strong focus on crop protection and sustainability.  Prior to joining Arcadia, Ms. Reiter was the USA country head for STK Bio-ag Technologies and Global Product Manager for Biologics for Bayer CropScience.  She previously served as vice president of marketing and communications for AgraQuest and served in several positions with Syngenta USA.  Ms. Reiter holds a Bachelor’s Degree in English from the University of California, Davis and a Master’s Certificate in Business Administration from the Villanova School of Business.

Zhongjin Lu, Ph.D. has served as our vice president of product development since February 2010. Dr. Lu has been with Arcadia since its inception, first as director of product development and plant breeding, and, since May 2010, as vice president of product development. Prior to joining Arcadia, Dr. Lu was the director of plant breeding and senior scientist at Seaphire International, Inc., a seawater-based agricultural company. Previously, he was employed by Monsanto Company and the University of Arizona, and he was associated with the Jiangsu Academy of Agricultural Sciences in China. Dr. Lu holds a master’s degree in plant genetics and breeding from Nanjing Agricultural University in China and a doctorate in plant physiology from Technion – Israel Institute of Technology.

Each executive officer serves at the discretion of our board of directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Nominee for Director

Amy Yoder has served as a director of our Company since August 2017.  She is president and CEO of Anuvia Plant Nutrients, a company that creates enhanced plant nutrition products from recycled organic waste sources. Ms. Yoder is the former president and CEO of Arysta Life Science and has held a variety of senior sales, marketing and executive positions with companies throughout the agricultural and related industries, including Spectrum Brands, BioLab and United Agri Products. Ms. Yoder received a Bachelor’s Degree in Agricultural Technology and Systems Management from Michigan State University, with an emphasis in crop and soil science. She has served on boards of various agricultural associations and universities and currently serves as a director for Compass Minerals International. We believe Ms. Yoder is qualified to serve on our board of directors due to her extensive experience across various agriculture sectors, deep knowledge of the capital markets and public board governance expertise.

Lilian Shackelford Murray has served as a Board observer to the Company from March 2007 until May 2015, as well as to PatientKeeper, Inc., a private company acquired by HCA Healthcare, Inc. within the past five years. Ms. Shackelford Murray is the founder and manager of Dovedale Investments, LLC, a money management firm investing in emerging market exchange traded funds. Ms. Shackelford Murray also serves as managing member of Saints Capital V, LLC, an affiliate of Saints Capital, LLC, where she provides investment fund management services. Ms. Shackelford Murray was previously a managing director and senior healthcare banker at Prudential Volpe Technology Group and its predecessor, Volpe, Brown Whelan. Prior to Volpe, Ms. Murray was a managing director and co-head of healthcare investment banking for Wheat First Securities and a senior vice president at Dean Witter Reynolds. Ms. Shackelford Murray’s prior board experience includes service as a director of eMedicine.com, Inc., which was sold to WebMD, LLC in 2006; Extended Care Information Network, Inc. which was sold to AllscriptsHealthcare Solutions, Inc. in 2008; and LifeMasters Supported SelfCare, Inc. Ms. Shackelford Murray received an MBA from Harvard Business School and a BS from the University of Virginia. Ms. Shackelford Murray’s qualifications to serve on the board include over 33 years of financial and management experience as a financial advisor, investment banker and managing director of investment funds, as well as her familiarity with the company’s business, operations and board functions from her previous service as a board observer.

Other Non-Employee Directors

Kevin Comcowich has served as a director since November 2016 and the chair of the board of directors since November 2017. He has most recently served as the chief executive officer and portfolio manager of HTX Energy Fund in Houston, Texas. He was previously the president and chief investment officer (CIO) of Sound Energy Partners and served as CIO and research analyst for Southport Energy Plus Partners Fund. Mr. Comcowich received his Master of Business Administration from the University of Indiana and earned his bachelor’s degree from the College of the Holy Cross. We believe Mr. Comcowich is qualified to serve on our board of directors due to his extensive experience in financial leadership, business strategy, investment management and global capital market strategies.

Albert D. Bolles, Ph.D. joined the board of directors in May 2018. He most recently served as the executive vice president, chief technology and operations officer of ConAgra Foods, a leading consumer products food company, where he directed the development and execution of multiple product innovations. Prior to ConAgra, Dr. Bolles was the vice president of worldwide research and development for PepsiCo Beverages and Foods and the research and development director for Gerber Foods. As an active partner with the Food and Drug Administration and U.S Department of Agriculture to influence public policy, Dr. Bolles was instrumental in the passage of the Food Safety Modernization Act of 2010. He is a graduate of Michigan State University, where he earned Ph.D. and M.S. degrees in food science and a bachelors’ degree in microbiology. Dr. Bolles holds several patents and has won numerous awards for his contributions to food science, the industry and academics. He currently serves as a director for Landec Corporation. We believe Dr. Bolles is qualified to serve on our board of directors because of his more than 30 years of experience in the consumer food industry and his expertise in global product innovation, corporate strategy and supply chain management, as well as his familiarity with corporate governance issues from serving on the boards of other public companies

Uday Garg has as served as a director since June 2014. He has also served as a director of Jain Fresh Foods Limited, India since March 2016. Mr. Garg founded Mandala Capital, a private equity fund, in 2008 and has served as managing director and a director since its inception. As part of his duties at Mandala, Mr. Garg serves on the boards of various Mandala portfolio companies and affiliated investment vehicles. Previously, Mr. Garg was a portfolio manager at Duet Group, Altima Partners, and Amaranth Advisors. He began his career as an investment banker in the corporate finance and mergers and acquisitions department of Deutsche Bank. He holds a Bachelor of Science in Economics with a concentration in finance from the Wharton School of Business at the University of Pennsylvania. We believe Mr. Garg is qualified to serve on our board of directors due to his considerable experience in the private equity industry and extensive knowledge of the seed business in India, which provides our board of directors a useful perspective on our business strategy in India.

Eric J. Rey has served as a director since June 2017.  He is one of our founders and served as president and chief executive officer of our company from August 2003 until his resignation in February 2016. He also served as a member of our board of directors from 2005 until February 2016. Mr. Rey has served as a director of Phytelligence, Inc. since 2015, as a director and a member of the compensation committee of Texas Crop Science, LLC since 2016 and as a director of Microprep Technologies since April 2018. Mr. Rey has approximately 35 years of management experience in agricultural biotechnology, most of which have focused specifically on food, feed, and industrial products from agricultural biotechnology. Prior to founding our company, Mr. Rey worked as a partner with Rockridge Group, a management consulting firm, to manage the development of strategic partnerships for early-stage companies developing genomic, biopharmaceutical, nutraceutical, crop protection, animal nutrition and health, alternative crop, and industrial products. Prior to his work with Rockridge, Mr. Rey served as vice president of operations with Calgene Inc. for 17 years, including two years with Monsanto Company following its acquisition of Calgene. During his 17 years at Calgene and Monsanto, he was responsible for the establishment and management of the company's operational, product development, and agricultural infrastructure. Mr. Rey holds a Bachelor of Science in Plant Science from the University of California, Davis. We believe that Mr. Rey is qualified to serve as a member of our board of directors because of his extensive and unique knowledge of the company’s operations and business by virtue of his prior service as president and chief executive officer for more than a decade, in addition to his prior service as a director of our company.

Gregory D. Waller has served as a director since June 2017.  He has served as a director of CHF Solutions since August 2011. Mr. Waller also serves on the board of Endologix Corporation and is the chair of its audit committee and a member of its nominating and governance committee. Until April 2015, Mr. Waller was chief financial officer of Ulthera Corporation, a privately-held company providing ultrasound technology for aesthetic and medical applications, which was sold to Merz North America in July 2014. From March 2006 until April 2011, Mr. Waller was chief financial officer of Universal Building Products, a manufacturer of concrete construction accessories. Mr. Waller served as vice president-finance, chief financial officer and treasurer of Sybron Dental Specialties, Inc., a manufacturer and marketer of consumable dental products, from August 1993 until his retirement in May 2005 and was formerly the vice president and treasurer of Kerr, Ormco Corporation, and Metrex. Mr. Waller’s prior board experience includes service as a director for the following publicly-traded companies: Cardiogenesis Corporation, from April 2007 until its acquisition by Cryolife in 2011; Clarient, Inc., from December 2006 until its acquisition by General Electric Company in December 2010; Biolase Technology, Inc., from October 2009 to August 2010; SenoRx, Inc., from May 2006 until its acquisition by C.R. Bard, Inc. in July 2010; and Alsius Corporation, from June 2007 until its acquisition by Zoll Medical Corporation in September 2009. Mr. Waller has an Master of Business Administration with a concentration in accounting from California State University, Fullerton. We believe Mr. Waller is qualified to serve as a member of our board of directors because of his 44 years of financial and management experience, as well as his familiarity with public company board functions from his service on the boards of other public companies.

Board Composition

Our business and affairs are managed under the direction of our board of directors. The number of directors is fixed by our board of directors, subject to the terms of our Certificate of Incorporation and bylaws. Our board of directors currently consists of six directors, four of whom qualify as “independent” under the listing standards of The Nasdaq Stock Market.

Our bylaws permit our board of directors to establish by resolution the authorized number of directors, and as of May 3, 2018, seven directors are currently authorized.

In accordance with our Certificate of Incorporation and our bylaws, our board of directors is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting, with the other classes continuing for the remainder of their respective three-year terms. Our directors are divided among the three classes as follows:

•	the Class I directors are Rajendra Ketkar, Kevin Comcowich and Albert D. Bolles, and their terms will expire at the annual meeting of stockholders to be held in 2019;
•	the Class II directors are Eric J. Rey, and Gregory D. Waller, and their terms will expire at the annual meeting of stockholders to be held in 2020; and
•	the Class III directors are Uday Garg and Amy Yoder, and their term will expire at the Annual Meeting. Ms. Yoder is standing for re-election at this annual meeting of stockholders.

The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change of control. Under Delaware law, our directors may be removed for cause by the affirmative vote of the holders of a majority of our outstanding voting stock. Directors may not be removed by our stockholders without cause.

Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Board Meetings and Director Communications

During fiscal year 2017, the board of directors held nine meetings and each director attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of the board of directors on which he or she served during the periods that he or she served. Although, we have no formal policy regarding director attendance at annual meetings, we encourage all directors to attend. A majority of the directors attended last year’s annual meeting of stockholders.

Stockholders and other interested parties may communicate with the non-management members of the board of directors by mail sent to the Company’s corporate secretary in Davis, California, addressed to the intended recipient and care of the corporate secretary. The corporate secretary will review all incoming stockholder communications (except for mass mailings, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and route such communications as appropriate to member(s) of the board of directors. For a more detailed description of stockholder communications, see “Communications with Our board of directors.”

Director Independence

Our board of directors has undertaken a review of its composition, the composition of its committees, and the independence of each director, and has considered whether any director has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based on information provided by each director concerning his or her background, employment, and affiliations, including family relationships, our board of directors has determined that Ms. Yoder, Dr. Bolles and none of Messrs. Garg, Comcowich and Waller, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC, and the listing standards of The Nasdaq Stock Market (the “Applicable Rules ”). The board determined that Mr. Ketkar and Mr. Rey, are not “independent” as that term is defined under the Applicable Rules. In making these determinations, our board of directors considered the current and prior relationships that each director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director or affiliated entities, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

The board of directors also has determined that each director other than Rajendra Ketkar is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code, as amended.

Board Committees

Our board of directors currently has an audit committee, a compensation committee, and a nominating and governance committee. The composition and responsibilities of each of the committees of our board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee

Our audit committee is currently comprised of Messrs. Waller, Comcowich, and Garg, with Mr. Waller serving as audit committee chair. Our board of directors has determined that each of the members of our audit committee satisfies the requirements for independence and financial literacy under the current listing standards of The Nasdaq Stock Market and SEC rules and regulations, including Rule 10A-3. Our board of directors also has determined that Mr. Waller is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act. Our audit committee held four meetings in fiscal 2017. The responsibilities of our audit committee include, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•	helping to ensure the independence and performance of the independent registered public accounting firm;
•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing our policies on risk assessment and risk management;
•	reviewing related party transactions; and
•	approving all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

In accordance with and pursuant to Section 10A(i)(3) of the Exchange Act, our board of directors has delegated to Mr. Waller the authority to pre-approve any auditing and permissible non-auditing services to be performed by our registered independent public accounting firm, provided that all such decisions to pre-approve an activity are presented to the full audit committee at its first meeting following any such decision.

Our audit committee was established in accordance with, and operates under a written charter that satisfies the applicable rules of the SEC and the listing standards of The Nasdaq Stock Market. A copy of the charter of our audit committee is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.”

Compensation Committee

Our compensation committee is currently comprised of Ms. Yoder and Messrs. Garg and Waller, with Ms. Yoder serving as compensation committee chair. Each member of our compensation committee meets the requirements for independence for compensation committee members under current Nasdaq Stock Market and SEC rules and regulations. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986. The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers.

During fiscal 2017, our compensation committee held five meetings. The responsibilities of our compensation committee include, among other things:

•	reviewing, approving, and determining, or making recommendations to our board of directors regarding, the compensation of our executive officers;
•	administering our stock and equity incentive plans;
•	reviewing and approving or making recommendations to our board of directors regarding incentive compensation and equity plans; and
•	establishing and reviewing general policies relating to compensation and benefits of our employees.

Our compensation committee has, as it has determined necessary, engaged Compensia, Inc., an independent compensation consulting firm, to provide data and recommendations that the compensation committee has used in setting executive and non-employee director compensation.

Our compensation committee was established in accordance with, and operates under, a written charter that satisfies the applicable rules of the SEC and the listing standards of The Nasdaq Stock Market. A copy of the charter of our compensation committee is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.”

Nominating and Governance Committee

Our nominating and governance committee is currently comprised of Ms. Yoder, Mr. Comcowich and Dr. Bolles, each of whom is a non-employee member of our board of directors, with Ms. Yoder serving as nominating and governance committee chair. Each member of our nominating and governance committee meets the requirements for independence for compensation committee members under current Nasdaq Stock Market and SEC rules and regulations.

During fiscal 2017, our nominating and governance committee held six meetings. The responsibilities of our nominating and governance committee include, among other things:

•	identifying, evaluating, and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;
•	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;
•	reviewing and assessing the adequacy of our corporate governance practices and recommending any proposed changes to our board of directors; and
•	evaluating the performance of our board of directors and of individual directors.

Our nominating and governance committee operates under a written charter that satisfies the applicable listing requirements and rules of The Nasdaq Stock Market. A copy of the charter of our nominating and governance committee is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.”

Committee Membership

The current members of each of these committees are identified below.

Audit Committee	Compensation Committee	Nominating and Governance Committee
Gregory D. Waller (chair)	Amy Yoder (chair)	Amy Yoder (chair)
Kevin Comcowich	Uday Garg	Kevin Comcowich
Uday Garg	Gregory D. Waller	Albert D. Bolles, Ph.D.

Considerations in Evaluating Director Nominees

Our nominating and governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our nominating and governance committee considers include, without limitation: issues of character, integrity, and judgment; independence; diversity, including diversity of experience; experience in corporate management, operations, finance, business development, and mergers and acquisitions; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; length of service; and any other relevant qualifications, attributes, or skills. Nominees also must have the ability to offer advice and guidance to our chief executive officer based on past experience in positions with a high degree of responsibility and should be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of our nominating and governance committee to perform all board of director responsibilities and responsibilities of those committees on which they serve.

Members of our board of directors are expected to prepare for, attend, and participate in all board of directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our nominating and governance committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders.

The policy of our nominating and governance committee is to consider properly submitted stockholder recommendations for candidates for membership on the board. In evaluating such recommendations, the nominating and governance committee will address the membership criteria set forth above.

Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that it should be a diverse body, and our nominating and governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and governance committee may take into account the benefits of diverse viewpoints. Our nominating and governance committee also considers these and other factors as it oversees the annual board of directors and committee evaluations. After completing its review and evaluation of director candidates, our nominating and governance committee recommends to our full board of directors the director nominees for selection.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers, and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. A copy of our Code of Business Conduct and Ethics is available in the Investors section of our website at http://ir.arcadiabio.com under “Corporate Governance.”

Board Leadership Structure

Mr. Comcowich currently serves as chair of our board and Mr. Ketkar serves as president and chief executive officer, as well as a member of our board. The board has not adopted a specific policy on whether the same person should serve as both the chief executive officer and chair of the board or, if the roles are separate, whether the chair should be selected from the non-employee directors or should be an employee. The board believes it is appropriate to retain the discretion and flexibility to make these determinations from time to time as needed to provide appropriate leadership for the Company. At this time, the board believes that it has achieved the best board leadership structure for the Company by separating the roles of chair and chief executive officer.

Mr. Comcowich, as chair, presides at all meetings of the board, including executive sessions of the board and the independent directors, facilitates discussions among independent directors on key issues and concerns outside of board meetings, serves as a liaison between the chief executive officer and the other directors, reviews information to be sent to the board, collaborates with the chief executive officer and other members of Company management to set meeting agendas and board information, assists the chairs of the committees of the board as requested, and performs such other functions and responsibilities as requested by the board or the independent directors from time to time. In performing the duties described above, the chair is expected to consult with, and does consult with, the chairs of the appropriate board committees.

Board’s Role in Risk Oversight

In addition to the responsibilities performed by our audit committee, the board of directors plays an active role in overseeing management of the Company’s risks. The board of directors focuses on the most significant operational risks facing our Company related to our business, assets, and liabilities, as well as our key financial risks, such as credit risk, interest rate risk, liquidity risk, and other market-related risk. Our board seeks to ensure that risks undertaken by the Company are consistent with an overall risk profile that is appropriate for the Company and the achievement of its business objectives and strategies. The board of directors recognizes that risk management and oversight comprise a dynamic and continuous process and therefore reviews the Company’s risk model and process periodically. The board of directors performs these tasks both in collaboration with and independently of the audit committee and Company management.

Non-Employee Director Compensation

The following table summarizes compensation paid to our non-employee directors during the year ended December 31, 2017. Directors who are also our employees receive no additional compensation for their service as a director. During the year ended December 31, 2017, Mr. Ketkar, our current president and chief executive officer, was an employee and his compensation is discussed in “Executive Compensation.”

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Total
Kevin Comcowich	$65,867	$30,000	$95,867
Uday Garg	$48,224	$30,000	$78,224
Eric J. Rey	$24,396	$60,000	$84,396
Gregory D. Waller	$32,352	$60,000	$92,352
Amy Yoder	$17,645	$60,000	$77,645
Rajiv Shah, M.D.	$18,846	—	$18,846
Vic Knauf	$15,604	—	$15,604
George F.J. Gosbee	$96,799	$70,000	$166,799

(1)	Represents the cash annual retainer and the meeting attendance fees earned by the non-employee directors.
(2)

Amounts do not reflect compensation actually received by the non-employee director. Instead, the amounts represent aggregate grant date fair value of options granted during 2017 computed in accordance with ASC Topic 718 Stock Compensation. The valuation assumptions used in determining such amounts are described in Note 11 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. Messrs. Comcowich and Garg, as continuing non-employee directors, each received a grant of 3,018 stock options, which vest as described below.  Messrs. Rey and Waller, as new non-employee directors, each received a grant of 5,969 stock options, which vest as described below. Ms. Yoder, as a new non-employee director, received a grant of 10,123 options which vests as described below. Mr. Gosbee, as previous chair of the board of directors, received a grant of 7,041 stock options, which was to vest over a three-year period. Mr. Gosbee passed away in November 2017.

The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2017.

Director Name	Option Grant Date	Number of Options Granted		Option Exercise Price Per Share ($)(1)	Option Expiration Date
Kevin Comcowich	10/30/2016	2,396	(2)	$34.40	10/30/2026
	6/7/2017	3,018	(3)	$14.60	6/7/2027
Uday Garg	8/18/2016	906	(4)	$42.80	8/18/2026
	6/7/2017	3,018	(3)	$14.60	6/7/2027
Eric J. Rey	6/30/2008	26,005	(4)	$21.60	6/30/2018
	11/1/2009	6,875	(4)	$44.80	11/1/2019
	1/1/2010	9,375	(4)	$44.80	1/1/2020
	1/1/2011	6,250	(4)	$271.20	1/1/2021
	12/31/2012	1,250	(4)	$271.20	12/31/2022
	10/29/2014	1,250	(4)	$122.40	10/29/2024
	6/7/2017	5,969	(5)	$14.60	6/7/2027
Gregory D. Waller	6/7/2017	5,969	(5)	$14.60	6/7/2027
Amy Yoder	8/7/2017	10,123	(6)	$8.60	8/7/2027

(1)	The option exercise price per share reflects the fair market value per share of our common stock on the date of grant.
(2)	These options vest in three equal annual installments on October 30, 2017, 2018, and 2019, subject to the director’s continued service through each vesting date.
(3)

These options vest on the earlier of the one-year anniversary of the date of grant and the date of the Company’s next annual meeting, subject to the director’s continued service through the vesting date.

(4)	These options are fully vested.
(5)	These options vest in three equal annual installments on June 7, 2018, 2019, and 2020, subject to the director’s continued service through each vesting date.
(6)	These options vest in three equal annual installments on August 7, 2018, 2019, and 2020, subject to the director’s continued service through each vesting date.

Non-Employee Director Compensation Policy

Cash Compensation

Each non-employee director is entitled to an annual cash retainer of $30,000 for serving on our board of directors. The retainer is payable in arrears in equal quarterly installments, subject to such director’s continued service on the last day of the preceding quarter and prorated as necessary to reflect service commencement or termination during the quarter. In addition, each non-employee director shall receive the following amount for each regular meeting of the board attended: (i) $2,500 if attendance is in person or (ii) $500 if attendance is through remote means (e.g., attending by telephone); provided, however, that the total meeting fees may not exceed $10,000 per calendar year.

The chair and non-chair members of the board’s three standing committees are entitled to the following additional annual cash fees (payable quarterly in arrears and prorated for partial service in a quarter):

Board Committee	Chair Fee	Non-Chair Member Fee
Audit Committee	$18,000	$7,500
Compensation Committee	$12,000	$6,000
Nominating and Governance Committee	$8,500	$4,500

The chair of the board is entitled to an additional $40,000 annual cash fee (payable quarterly in arrears and prorated for partial service in a quarter).

Equity Compensation

Upon joining the board, each newly elected non-employee director (excluding an employee director who ceases to be an employee, but who remains a director) receives an initial option to purchase a number of shares of our common stock equal to equal to (x) $60,000 divided by (y) the Black-Scholes value of a share on the date of grant, as determined consistent with the historical practices of the Company. This initial option will vest and become exercisable in three equal installments on each of the first three anniversaries of the date of grant, subject to the director’s continued service through each vesting date. The per share exercise price for the initial option shall be equal to the fair market value for a share of our common stock on the date of grant, which shall be equal to the closing price of our common stock on the date of grant. An employee director who ceases to be an employee, but who remains a director, will not receive an option grant.

On the date of each annual meeting of our stockholders, each non-employee director (including a non-employee director who was previously an employee) will be granted an annual option to purchase a number of shares of our common stock equal to equal to (x) $30,000 divided by (y) the Black-Scholes value of a share on the date of grant, as determined consistent with the historical practices of the Company. This annual option will vest and become exercisable on the earlier of (i) the one-year anniversary of the date of grant or (ii) the date of our next annual meeting of stockholders, subject to the director’s continued service through the vesting date. The per share exercise price for the annual option shall be equal to the fair market value for a share of our common stock on the date of grant.

On the date of each annual meeting of our stockholders, the chair of the board will be granted an additional annual option to purchase a number of shares of our common stock equal to equal to (x) $40,000 divided by (y) the Black-Scholes value of a share on the date of grant, as determined consistent with the historical practices of the Company. This annual option for the chair of the board will vest and become exercisable on the earlier of (i) the one-year anniversary of the date of grant or (ii) the date of our next annual meeting of stockholders, subject to the chair of the board’s continued service through the vesting date. The per share exercise price for the annual option for the chair of the board shall be equal to the fair market value for a share of our common stock on the date of grant.

Notwithstanding the vesting schedules described above, the vesting of each equity award will accelerate in full upon a change in control and termination of directorship.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, certain officers, and ten percent (10%) stockholders to file reports of ownership and changes in ownership with the SEC. Based upon a review of filings with the SEC and/or written representations that no other reports were required, we believe that all reports for the Company’s officers and directors that were required to be filed under Section 16 of the Exchange Act were timely filed for fiscal year 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of May 8, 2018 by:

(1)	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;
(2)	each of our named executive officers;
(3)	each of our directors and nominees for directors; and
(4)	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. To our knowledge, no person or entity, except as set forth below, is the beneficial owner of more than 5% of the voting power of our common stock as of the close of business on May 8, 2018.

Under SEC rules, the calculation of the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person includes both outstanding shares of our common stock then owned as well as any shares of our common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of May 8, 2018. Shares subject to those options or warrants for a particular person are not included as outstanding, however, for the purpose of computing the percentage ownership of any other person. We have based percentage ownership of our common stock on 3,382,019 shares of our common stock outstanding as of May 8, 2018.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding
Named Executive Officers, Directors and Director Nominees:
Rajendra Ketkar(1)	24,695	*
Zhongjin Lu(2)	7,687	*
Matthew Plavan(3)	11,453	*
Kevin Comcowich(4)	3,817	*
Uday Garg (5)	513,709	14.9%
Eric J. Rey(6)	34,074	1.0%
Gregory D. Waller(7)	1,989	*
Amy Yoder	—	*
All current executive officers and directors as a group (10 persons)(8)	597,424	17.7%
5% Stockholders:
Moral Compass Corporation(9)	1,125,769	33.3%
5115 N. Dysart Road, Ste 202 #305 Litchfield Park, AZ 85340
Mandala Agribusiness Fund(5)	509,785	14.8%
c/o Sanne Mauritius, IFS Court, Bank Street, TwentyEight Cybercity, Ebene, Mauritius
Hudson Bay Master Fund Ltd.(10)	239,500	9.99%
777 Third Avenue, 30th Floor New York, NY 10017 Attention: Yoav Roth
Sabby Volatility Warrant Master Fund, Ltd. (11)	239,500	9.99%
c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)

Mr. Ketkar is our current president and chief executive officer and a member of our board of directors. Beneficial ownership consists of 24,695 shares of common stock issuable pursuant to stock options exercisable within 60 days after May 8, 2018.

(2)

Dr. Lu is our current vice president of product development.  Beneficial ownership includes (i) 558 shares of common stock and (ii) 7,129 shares of common stock issuable pursuant to stock options exercisable within 60 days after May 8, 2018.

(3)	Mr. Plavan is our current chief financial officer. Beneficial ownership consists of 11,453 shares of common stock issuable pursuant to stock options exercisable within 60 days after May 8, 2018.
(4)

Mr. Comcowich is the current chair of our board of directors. Beneficial ownership consists of 3,817 shares of common stock issuable pursuant to stock options exercisable within 60 days after May 8, 2018.

(5)

Beneficial ownership information is based on information for Mandala Agribusiness Fund (“MAF”). Also included are 3,924 shares of common stock issuable pursuant to stock options exercisable within 60 days after May 8, 2018, which Mr. Garg received as a member of our board of directors. The board of directors of MAF has shared voting and dispositive power over (i) 435,291 shares of common stock owned by Mandala Agribusiness Co-Investments I Ltd. (“MACIL”), (ii) 18,750 shares of common stock owned by Mandala Capital AG Limited (“MCAL”), and (iii) 55,744 shares of common stock issuable pursuant to warrants held by MACIL that are currently exercisable. Mr. Garg is the managing director and a member of the board of directors of MACIL. Mr. Garg, Tej Gujadhur, and Sheokumar Gujadhur are members of the board of directors of MAF.

(6)

Mr. Rey serves as a member of our board of directors and previously served as our president and chief executive officer. Beneficial ownership consists of (i) 7,335 shares of common stock and (ii) 26,739 shares of common stock issuable pursuant to stock options exercisable within 60 days after May 8, 2018.

(7)	Mr. Waller serves as a member of our board of directors. Beneficial ownership consists of 1,989 shares of common stock issuable pursuant to stock options exercisable within 60 days after May 8, 2018.
(8)

Beneficial ownership consists of (i) 461,934 shares of common stock (ii) 55,744 shares of common stock issuable pursuant to exercisable warrants, and (iii) 77,757 shares of common stock subject to options exercisable within 60 days after May 8, 2018, in each case beneficially owned by our current executive officers and directors.

(9)

Beneficial ownership is based on information contained in a Schedule 13D amendment filed on March 9, 2018 by Moral Compass Corporation (“MCC”). This schedule indicates that, as of March 9, 2018, MCC had sole voting and sole dispositive power over 1,125,769 shares of our common stock. MCC is owned by the John G. Sperling 2012 Irrevocable Trusts No. 1, 2 and 3 (collectively, the “Sperling Trusts”). Darby Shupp, Terri Bishop, and Peter Sperling together serve as trustees of the Sperling Trusts and have shared voting and investment power of the shares held by MCC.

(10)

Beneficial ownership consists of shares of common stock issuable upon exercise of warrants which are subject to a 9.99% ownership blocker, pursuant to which shares of our common stock may not be issued to the extent such issuance would cause Hudson Bay Master Fund Ltd. to beneficially own more than 9.99% of our outstanding common stock. The share ownership numbers and percentages for Hudson Bay Master Fund Ltd. in the table above reflect this 9.99% blocker.  As of the May 8, 2018, Hudson Bay Master Fund Ltd. holds a Warrant to purchase 641,416 shares of our common stock. Hudson Bay Capital Management, L.P., the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management, L.P. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

(11)

Beneficial consists of shares of common stock issuable upon exercise of warrants which are subject to a 9.99% ownership blocker, pursuant to which shares of our common stock may not be issued to the extent such issuance would cause Sabby Volatility Warrant Master Fund, Ltd. to beneficially own more than 9.99% of our outstanding common stock.  The share ownership numbers and percentages for Sabby Volatility Warrant Master Fund, Ltd. in the table above reflect this 9.99% blocker.  As of the May 8, 2018, Sabby Volatility Warrant Master Fund, Ltd. holds a Warrant to purchase 641,416 shares of our common stock. Sabby Management, LLC serves as the investment manager of Sabby Volatility Warrant Master Fund, Ltd. Hal Mintz is the manager of Sabby Management, LLC and has voting and investment control of the securities held by Sabby Volatility Warrant Master Fund, Ltd.  Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities beneficially owned by Sabby Volatility Warrant Master Fund, Ltd., except to the extent of their respective pecuniary interest therein.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to the board of directors on its discussions, decisions and other actions. Historically, our chief executive officer has made recommendations to our compensation committee, often attended committee meetings, and was involved in the determination of compensation for the respective executive officers that report to him, except that our chief executive officer did not make recommendations as to his own compensation. Additionally, our chief executive officer made recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results, and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer other than the chief executive officer, as well as each individual compensation component. Our compensation committee makes recommendations to the board of directors regarding compensation for our chief executive officer. The independent members of the board of directors make the final decisions regarding executive compensation for our chief executive officer.

The compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies.

2017 Summary Compensation Table

The following table provides information regarding the compensation of our 2017 named executive officers during the fiscal years ended December 31, 2017 and 2016.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non- Equity Incentive Plan Compen- sation ($)(3)	All Other Compen- sation ($)		Total ($)
Rajendra Ketkar	2017	$350,002	—	—	$157,232	$136,920	—		$644,154
President and Chief Executive Officer	2016	$208,654	—	—	$535,589	$84,583	$33,050	(3)	$861,876
Matthew Plavan	2017	$280,010	—	—	$108,853	$95,844	—		$484,707
Chief Financial Officer	2016	$80,771	—	—	$640,077	$28,583	—		$749,431
Zhongjin Lu, Ph.D.	2017	$237,994	—	—	$24,190	$58,191	—		$320,375
Vice President, Product Development	2016	$237,999	—	—	$78,988	$8,925	—		$325,912

(1)

The amounts shown represent the grant date fair value of awards granted, calculated in accordance with ASC Topic 718. For a discussion of the assumptions made in the valuations reflected in this column, see Note 11 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(2)

The amounts shown for 2017 represent amounts earned pursuant to our Executive Incentive Bonus Plan for services in 2017, which were paid in 2018. The amounts for Messrs. Ketkar and Plavan and Dr. Lu were determined based on a weighted average of the following metrics: Financial Goals, Strategic Goals and Individual Goals. The amounts shown for 2016 represent amounts earned pursuant to our Executive Incentive Bonus Plan for services in 2016, which were paid in 2017. The 2016 bonus amounts for Messrs. Ketkar and Plavan and Dr. Lu were determined at the discretion of the Compensation Committee.

(3)	This amount represents relocation costs reimbursed to Mr. Ketkar, as agreed to in his offer letter.

Executive Employment Arrangements

Rajendra Ketkar (President and Chief Executive Officer)

In connection with the appointment of Mr. Ketkar to the position of president and chief executive officer in May 2016, we entered into a confirmatory offer letter with Mr. Ketkar. The offer letter has no specific term and provides that Mr. Ketkar is an at-will employee. Pursuant to the offer letter, Mr. Ketkar’s annual base salary was established as $350,000 and his target bonus opportunity is 40% of his annual base salary. Additionally, the offer letter provided for an immediate grant of an option to purchase 37,500 shares of the common stock of the Company. Mr. Ketkar’s right to exercise the option vests over 4 years (25% on the one-year anniversary of May 23, 2017 and 1/48 per month thereafter), subject to his continued service.

Matthew T. Plavan (Chief Financial Officer)

In connection with the appointment of Mr. Plavan to the position of chief executive officer in September 2016, we entered into a confirmatory offer letter with Mr. Plavan. The offer letter has no specific term and provides that Mr. Plavan is an at-will employee. Pursuant to the offer letter, Mr. Plavan’s annual base salary was established as $280,000 and his target bonus opportunity is 35% of his annual base salary.  Additionally, the offer letter provided for an immediate grant of an option to purchase 25,000 shares of the common stock of the Company. Mr. Plavan’s right to exercise the option vests over 4 years (25% on the one-year anniversary of September 12, 2017 and 1/48 per month thereafter), subject to his continued service.

Dr. Zhongjin Lu (Vice President, Product Development)

In connection with the IPO, we entered into a confirmatory offer letter with Dr. Lu, our vice president, product development. The offer letter had no specific term and provided that Dr. Lu is an at-will employee. The confirmatory offer letter set forth, as of the effectiveness of the IPO, Dr. Lu’s annual base salary of $238,000 and his target bonus opportunity was 25% of his annual base salary.

Potential Payments upon Termination or Change In Control

Severance and Change in Control Agreements

In February 2015, our board approved severance and change in control agreements (the “CIC Agreements”) for each of our executive officers, the specific terms of which are discussed below. Each of the CIC Agreements expires by its terms on the third anniversary of the effective date of such agreement.

Pursuant to the CIC Agreements, if we terminate an executive’s employment with us for a reason other than cause (as defined in the CIC Agreements) or the executive’s death or disability (as defined in the CIC Agreements) at any time other than during the twelve-month period immediately following a change of control (as defined in the CIC Agreements), then such executive will receive the following severance benefits from the Company: (i) severance in the form of base salary continuation for a period of six months (twelve months for Mr. Ketkar); and (ii) reimbursement for premiums paid for coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for the executive and the executive’s eligible dependents for up to six months (twelve months for Mr. Ketkar).

If during the twelve-month period immediately following a change of control (as defined in the CIC Agreements), (x) we terminate an executive’s employment with us for a reason other than cause (as defined in the CIC Agreements) or the executive’s death or disability (as defined in the CIC Agreements), or (y) an executive resigns from such employment for good reason (as defined in the CIC Agreements), then, in lieu of the above described severance benefits, such executive shall receive the following severance benefits from the Company: (i) severance in the form of base salary continuation for a period of twelve months (24 months for Mr. Ketkar); (ii) reimbursement for premiums paid for coverage pursuant to COBRA, for the executive and the executive’s eligible dependents for up to twelve months (24 months for Mr. Ketkar); and (iii) vesting shall accelerate as to 100% of all of the executive’s outstanding equity awards.

An executive’s receipt of severance payments or benefits pursuant to a CIC Agreement is subject to the executive signing a release of claims in our favor and complying with certain restrictive covenants set forth in the CIC Agreement.

Each CIC Agreement contains a “better after-tax” provision, which provides that if any of the payments to an executive constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to the executive, whichever results in the executive receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code, in each case based upon the highest marginal rate for the applicable tax.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2017.

	Option Awards
Name and Principal Position	Number of securities underlying unexercised options (#) exercisable(1)	Number of securities underlying unexercised options (#) unexercisable(1)		Option Exercise Price ($)	Option Expiration Date
Rajendra Ketkar	4,164	5,836	(2)	$27.00	5/23/2026
	4,684	6,566	(2)	$120.00	5/23/2026
	4,684	6,566	(2)	$160.00	5/23/2026
	1,041	1,459	(2)	$240.00	5/23/2026
	1,041	1,459	(2)	$300.00	5/23/2026
	—	16,250	(3)	$14.00	6/8/2027
Matthew T. Plavan	2,083	4,167	(4)	$43.80	9/12/2026
	2,500	5,000	(4)	$120.00	9/12/2026
	2,500	5,000	(4)	$160.00	9/12/2026
	625	1,250	(4)	$240.00	9/12/2026
	625	1,250	(4)	$300.00	9/12/2026
	—	11,250	(3)	$14.00	6/8/2027
Zhongjin Lu, Ph.D.	1,750	—		$21.60	6/30/2018
	1,000	—		$44.80	11/1/2019
	1,000	—		$44.80	1/1/2020
	625	—		$271.20	1/1/2021
	938	—		$271.20	12/31/2022
	625	—		$122.40	10/29/2024
	911	339	(5)	$144.00	2/11/2025
	885	1,615	(6)	$42.80	8/18/2026
	-	2,500	(3)	$14.00	6/8/2027

(1)

Stock options to purchase our common stock were granted pursuant to our 2006 Stock Plan and 2015 Omnibus Incentive Plan. No new awards will be granted under our 2006 Stock Plan, but the plan will continue to govern the terms of options granted thereunder.

(2)

The stock options vested as to 25% of the shares on May 23, 2017, with the remaining 75% of shares vesting in 36 equal monthly installments commencing on May 31, 2017 and ending on April 30, 2020 such that the award is fully vested on April 30, 2020, subject to the executive officer’s continued service through each vesting date.

(3)

The stock options will vest as to 25% of the shares on June 8, 2018, with the remaining 75% vesting in 36 equal monthly installments beginning on June 30, 2018 and ending on May 31, 2021 such that the award is fully vested on May 31, 2021, subject to the executive officer’s continued service through each vesting date.

(4)

The stock options vested as to 25% of the shares on September 12, 2017, with the remaining 75% of shares vesting in 36 equal monthly installments commencing on September 30, 2017 and ending on August 31, 2020 such that the award is fully vested on August 31, 2020, subject to the executive officer’s continued service through each vesting date.

(5)

The stock options vested as to 25% of the shares on February 11, 2016 with the remaining 75% of shares vesting in 36 equal monthly installments commencing on February 28, 2016 and ending on January 31, 2019, subject to the executive officer’s continued service through each vesting date.

(6)

The stock options vested as to 25% of the shares on August 18, 2017, with the remaining 75% of shares vesting in 36 equal monthly installments commencing on August 30, 2017 and ending on July 31, 2020, such that the award will be fully vested on July 31, 2020, subject to the executive officer’s continued service through each vesting date.

EQUITY BENEFIT AND STOCK PLANS

Securities Authorized for Issuance under Equity Compensation Plans

As of December 31, 2017, we maintained three equity compensation plans, all of which were approved by the board of directors and our stockholders prior to our initial public offering in May 2015. The following table provides the information shown for each of the three plans as of December 31, 2017.

Plan	Shares issuable upon exercise of outstanding plan options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Shares remaining available for future issuance under equity compensation plans (excluding those reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	144,743	(2)	$79.53	293,917	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	144,743		$79.53	293,917

(1)

Includes the following plans: 2006 Stock Plan, 2015 Omnibus Equity Incentive Plan (“2015 Plan”), and 2015 Employee Stock Purchase Plan (“ESPP”). Only option grants were made under the 2006 Stock Plan and 2015 Plan.

(2)	As of December 31, 2017, there were 288,129 outstanding options or other equity grants under the 2015 Plan, and there had been purchases pursuant to the ESPP of 5,731 shares.
(3)

There are no shares of common stock available for issuance under our 2006 Stock Plan, but that plan will continue to govern the terms of option and stock purchase rights granted thereunder. Any shares of common stock that are subject to outstanding awards under our 2006 Stock Plan that are issuable upon the exercise of stock options or purchase of shares pursuant to stock purchase rights that expire or become unexercisable for any reason without having vested or been exercised in full will generally be available for future grant and issuance as shares of common stock under our 2015 Plan. This number includes 224,647 shares available for issuance under the 2015 Plan and 69,270 shares reserved for issuance under our ESPP. The 2015 Plan provides that on the first day of each fiscal year beginning in 2016 and ending in 2025, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 82,500 shares, (ii) 4% of the outstanding shares of our common stock as of the last day of our immediately preceding fiscal year or (iii) such other amount as the board of directors may determine. Our ESPP provides that on the first day of each fiscal year beginning in 2016, the number of shares available for issuance thereunder is automatically increased by a number equal to the least of (i) 21,875 shares, (ii) 1% of the outstanding shares of our common stock on the first day of such fiscal year, or (iii) such other amount as the board of directors may determine.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the director and executive officer compensation arrangements and discussed above under “Directors, Executive Officers and Corporate Governance” and “Executive Compensation,” since January 1, 2016 we have not been a party to any transactions in which the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets for the last two fiscal years, and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.

Policies and Procedures for Related Party Transactions

Our audit committee is responsible for reviewing and approving in advance any related party transaction, which is a transaction between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets for the last two fiscal years in any calendar year and in which a related person has or will have a direct or indirect interest. Our audit committee has adopted policies and procedures for review of, and standards for approval of, such a related party transaction. For purposes of these policies and procedures, a related person is defined as an executive officer, director, or nominee for director, including his or her immediate family members, or a beneficial owner of greater than 5% our common stock, in each case since the beginning of the most recently completed year. Prior to the creation of our audit committee, our full board of directors reviewed related party transactions, with any directors abstaining from matters in which the director had an interest.

It is our intention to ensure that all future transactions between us and our officers, directors, and principal stockholders and their affiliates are approved by the audit committee of our board of directors and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Interested parties who wish to communicate with our board of directors or any specified individual director, including our non-employee directors, may send their communications in writing to the corporate secretary at Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618, Attn: Corporate Secretary. The corporate secretary shall review all incoming communications (except for mass mailings, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, route such communications to the appropriate member(s) of the board of directors or, if none is specified, to the chair of the board.

The corporate secretary may decide in the exercise of his judgment whether a response to any communication is necessary and shall provide a report to the nominating and governance committee on a quarterly basis of any communications received for which the corporate secretary has either responded or determined no response is necessary.

This procedure for communications with the non-management directors is administered by the Company’s nominating and governance committee. This procedure does not apply to (a) communications to non-employee directors from officers or directors of the Company who are stockholders, or (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

AUDIT COMMITTEE REPORT

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Arcadia filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate it by reference therein .

The following is the report of the audit committee of our board of directors. The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2017 with our management. In addition, the audit committee has discussed with Deloitte & Touche LLP, our independent registered public accountants, the matters required to be discussed by standards promulgated by the American Institute of Certified Public Accountants (“AICPA”) and Public Company Accounting Oversight Board (the “PCAOB”), including PCAOB Auditing Standard No. 16 “Communications with Audit Committees.” The audit committee also has received the written disclosures and the letter from Deloitte & Touche LLP as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP.

Based on the audit committee’s review of the matters noted above and its discussions with our independent accountants and our management, the audit committee recommended to the board of directors that the financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Respectfully submitted by the members of the audit committee of the board of directors:

Gregory D. Waller (Chair)

Kevin Comcowich

Uday Garg

PROPOSAL ONE: ELECTION OF DIRECTORS

Our board of directors consists of six members with one vacancy. In accordance with our Certificate of Incorporation, the board of directors is divided into three classes with staggered three-year terms. At the 2018 Annual Meeting, two directors will be elected for three-year terms.

Nominees

Our nominating and governance committee of the board of directors recommended, and the board of directors approved, Lilian Shackelford Murray and Amy Yoder as nominees for election to the board of directors at the Annual Meeting. If elected, each of Ms. Shackelford Murray and Ms. Yoder will serve as Class III directors until our annual meeting in 2021, and until a successor is qualified and elected or until her earlier resignation, death or removal. Please see “Directors, Executive Officers and Corporate Governance” in this Proxy Statement for information concerning the nominees.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of Lilian Shackelford Murray and Amy Yoder. If the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the board of directors. We are not aware of any reason that a nominee would be unable or unwilling to serve as a director.

Vote Required

Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.

The board of directors unanimously recommends that stockholders vote “FOR” the election of each of Lilian Shackelford Murray and Amy Yoder as Class III directors.

PROPOSAL TWO: RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

Our audit committee of the board of directors has appointed Deloitte & Touche LLP as Arcadia’s independent registered public accountants for the year ending December 31, 2018, and the board recommends that stockholders vote for ratification of such appointment.

Notwithstanding its selection or voting results, the audit committee in its discretion may appoint new independent registered public accountants at any time during the year if the audit committee believes that such a change would be in the best interests of Arcadia and its stockholders. If our stockholders do not ratify the appointment, the audit committee may reconsider whether it should appoint another independent registered public accounting firm.

Deloitte & Touche LLP served as Arcadia’s independent registered public accounting firm for the year ended December 31, 2017. We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Principal Accounting Fees and Services

The following table sets forth all fees accrued or paid to Deloitte & Touche LLP for the years ended December 31, 2017 and 2016:

	Year Ended December 31,
	2017	2016
Audit Fees(1)	$453,867	$506,460
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	$2,058	$2,172
Total	$455,925	$508,632

(1)

Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)	All Other Fees consist of licensing fees for Deloitte & Touche LLP’s accounting research software.

Pre-approval Policy. Under our audit committee’s policy governing our use of the services of our independent registered public accountants, the audit committee is required to pre-approve all audit and permitted non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. In the years ended December 31, 2017 and 2016, all fees identified above under the captions “Audit Fees,” and “All Other Fees” that were billed by Deloitte & Touche LLP were approved by the audit committee in accordance with SEC requirements.

In the year ended December 31, 2017, there were no other professional services provided by Deloitte & Touche LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Deloitte & Touche LLP.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter is necessary to ratify the selection of Deloitte & Touche LLP as our independent registered public accountants for the year ending December 31, 2018. Abstentions are treated as shares of common stock present in person or represented by proxy and entitled to vote and therefore, will have the effect of a vote “against” the ratification of Deloitte & Touche LLP as our independent registered public accountants. Broker non-votes will have no effect on the outcome of the vote.

The board of directors unanimously recommends that stockholders vote “FOR” the ratification of the selection of Deloitte & Touche LLP as Arcadia’s independent registered public accountants for the year ending December 31, 2018.

ANNUAL REPORTS

The Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (our “Annual Report”) (which is not a part of our proxy soliciting materials), is being mailed with this Proxy Statement to those stockholders that request to receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and our Annual Report at www.proxyvote.com, which does not have “cookies” that identify visitors to the site. Requests for copies of our Annual Report may also be directed to the Corporate Secretary at Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618, Attn: Corporate Secretary.

We filed our Annual Report with the SEC on March 20, 2018. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by an Arcadia stockholder, we will mail without charge a copy of our Annual Report, including the financial statements and financial statement schedules, but excluding exhibits to our Annual Report. Exhibits to our Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit(s). All requests should be directed to the Corporate Secretary at Arcadia Biosciences, Inc., 202 Cousteau Place, Suite 105, Davis, CA 95618, Attn: Corporate Secretary.

OTHER MATTERS

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented or otherwise allowed to be considered at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to submit your proxy or voting instructions at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS

Davis, California

May 17, 2018

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ARCADIA BIOSCIENCES, INC. 202 COUSTEAU PLACE SUITE 105 DAVIS, CA 95618 E48668-Z72710 For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ARCADIA BIOSCIENCES, INC. The Board of Directors recommends you vote FOR the following: ! ! ! 1. To elect two Class III directors to hold office until the 2021 annual meeting of stockholders or until their respective successors are elected and qualified: Nominees: 01) Lilian Shackelford Murray 02) Amy Yoder The Board of Directors recommends you vote FOR the following proposal: For Against Abstain ! ! ! 2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018. NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Our Board of Directors recommends you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 2 of the Proxy Statement. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Directions to the Annual Meeting of Stockholders to be held on June 6, 2018 at the Hyatt Regency San Francisco Airport 1333 Bayshore Highway, Burlingame, California 94010 Directions from the North (San Francisco): • Take US 101 south toward San Jose • Take the Broadway exit, EXIT 419B • Stay in the left 2 lanes to turn left onto Broadway • Continue onto Old Bayshore Highway • The Hyatt Regency will be on the left • Parking is available in the hotel parking lot ($6 up to one hour, $12 up to 6 hours) Directions from the South (San Jose): • Take US 101 north toward San Francisco • Take the Old Bayshore Highway exit, EXIT 419B • Continue slightly left onto Old Bayshore Highway • The Hyatt Regency will be on the left • Parking is available in the hotel parking lot ($6 up to one hour, $12 up to 6 hours) Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on June 6, 2018: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E48669-Z72710 ARCADIA BIOSCIENCES, INC. Annual Meeting of Stockholders June 6, 2018 1:00 P.M. This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Kevin Comcowich and Matthew T. Plavan, or either of them, as proxies, each having full power of substitution, to vote all of the shares of common stock of Arcadia Biosciences, Inc., that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on June 6, 2018, at 1:00 P.M. local time, at the Hyatt Regency San Francisco Airport, 1333 Bayshore Highway, Burlingame, California 94010, and any adjournment or postponement thereof, on all matters set forth on the reverse side and in his discretion upon such other matters as may properly come before the Annual Meeting. The undersigned hereby acknowledge(s) receipt of the Notice of Annual Meeting and Proxy Statement, dated May 17, 2018, and a copy of Arcadia Biosciences, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission on March 20, 2018. The undersigned hereby expressly revoke(s) any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Arcadia Biosciences, Inc., give(s) notice of such revocation. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Our Board of Directors recommends you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 2 of the Proxy Statement. This proxy may be revoked at any time prior to the time it is voted. Continued and to be signed on reverse side